August 2, 2005

SunAmerica Income Funds
Harborside Financial Center
3200 Plaza 5
Jersey City, NJ 07311-4992

Ladies and Gentlemen:

     This opinion is being furnished in connection with the filing by SunAmerica Focused Series Inc., a Maryland Corporation (the "Fund"), of Post-Effective Amendment No. 49 (the "Amendment") to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "Registration Statement") the total number of shares that the Fund has the authority to issue is three billion (3,000,000,000) with a par value of $0.0001 per share (the "Shares") pursuant to the Fund's Registration Statement.

     I am familiar with the proceeding taken by the Fund in connection with the authorization, issuance and sale of the shares. In addition, I have examined the Fund's Articles of Incorporation, By-Laws, in each case as amended, supplemented, and in effect on the date hereof and such other documents that have been deemed relevant to the matters referred to herein.

     Subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws, and based upon and subject to the foregoing examination, I am of the opinion that the shares registered by the Amendment are legally issued, fully paid and nonassessable shares of beneficial interest on the Fund.

     I am a member of the Bar of the State of New York. In so far as any opinion expressed herein involves the laws of the State of Mzaryland, such opinion should be understood to be based on my review of the published statutes of such state, and, where applicable, published cases of the courts and rules or regulations of regulatory bodies of such state. I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Amendment, and to the filing of this opinion under the securities laws of any state.

                                   Very truly yours,


                                    /s/ Gregory N. Bressler
                                   -------------------------------
                                   Gregory N. Bressler
                                   General Counsel
                                   AIG SunAmerica Asset Management, Inc.



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